FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT

This Fifth Amendment to Seventh Restated Credit Agreement (this “Fifth Amendment”) is effective as of May 21, 2009 (the “Fifth Amendment Effective Date”), by and among CHAPARRAL ENERGY, INC., a Delaware corporation (“Parent”), CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company (in its capacity as Borrower Representative for the Borrowers, “Borrower Representative”), JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent (“Administrative Agent”), and each of the financial institutions a party hereto as Lenders (hereinafter collectively referred to as “Lenders”, and individually, “Lender”).

W I T N E S S E T H:

WHEREAS, Parent, Borrowers, Administrative Agent, the other Agents party thereto and Lenders are parties to that certain Seventh Restated Credit Agreement dated as of October 31, 2006 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

WHEREAS, pursuant to the Credit Agreement, the Lenders have made revolving credit loans to Borrowers; and

WHEREAS, the parties hereto desire to (a) amend certain terms of the Credit Agreement in certain respects, and (b) reaffirm the Borrowing Base in an amount equal to $600,000,000, to be effective as of the Fifth Amendment Effective Date and continuing until the next redetermination of the Borrowing Base thereafter.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Parent, Borrower Representative (on behalf of Borrowers), Administrative Agent and Lenders hereby agree as follows:

SECTION 1.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended effective as of the Fifth Amendment Effective Date in the manner provided in this Section 1.

1.1       Amended and Restated Definitions. The definitions of “Applicable Margin”, “Consolidated EBITDAX”, “Consolidated Senior Total Debt”, “Loan Documents”, “Mandatory Redetermination” and “Mandatory Redetermination Date” contained in Section 1.02 of the Credit Agreement shall be amended to read in full as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Conforming Borrowing Base Utilization Grid below based upon the Conforming Borrowing Base Utilization Percentage then in effect:

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Conforming Borrowing Base Utilization Percentage	<50%	>50 <75%	>75% <90%	>90% <100%	> 100% <110%	>110%
Eurodollar Loans	2.500%	2.750%	3.000%	3.250%	4.000%	4.250%
ABR Loans	1.625%	1.625%	1.875%	2.125%	3.125%	3.375%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Consolidated EBITDAX” means with respect to Parent and the Consolidated Subsidiaries for any applicable period: (a) Consolidated Net Income of Parent and the Consolidated Subsidiaries for such period, plus, to the extent deducted in the calculation of Consolidated Net Income, (b) the sum of (i) income or material franchise Taxes paid or accrued; (ii) Consolidated Net Interest Expense; (iii) amortization, depletion and depreciation expense; (iv) any non-cash losses or charges on any Swap Agreement, including those resulting from the requirements of FASB 133, for that period; (v) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), including, without limitation, non-cash employee compensation; and (vi) costs and expenses associated with, and attributable to, oil and gas capital expenditures that are expensed rather than capitalized; less, to the extent included in the calculation of Consolidated Net Income, (c) the sum of (i) the income of any Person (other than Wholly-Owned Subsidiaries of such Person) unless such income is received by such Person in a cash distribution; (ii) gains or losses from sales or other dispositions of assets (other than Hydrocarbons produced in the normal course of business); (iii) any non-cash gains on any Swap Agreement, including those resulting from the requirements of FASB 133, for that period; (iv) any cash proceeds received from the termination or other monetization of any Swap Agreement with a scheduled maturity date more than 12 months following the date of such termination or other monetization, including, without limitation, any cash proceeds received from any Specified Hedge Monetization and (v) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring “cash” losses. Notwithstanding anything to the contrary contained herein, all calculations of Consolidated EBITDAX shall be (A) in all respects, acceptable to, and approved by, the Administrative Agent, (B) for any applicable period of determination during which a Credit Party has consummated an acquisition or disposition (to the extent permitted hereunder) of Properties, calculated and determined on a pro forma basis as if such acquisition or disposition was consummated on the first day of such applicable period, and (C) calculated, determined and adjusted for any applicable period to exclude any income, loss or other adjustments with respect to Chaparral Biofuels, Oklahoma Ethanol and Pointe Vista determined in accordance with GAAP, except income received pursuant to a cash distribution shall be included in the calculation of Consolidated EBITDAX.

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“Consolidated Senior Total Debt” means, with respect to Parent and the Consolidated Subsidiaries for any period, (a) all Funded Debt of Parent and the Consolidated Subsidiaries determined on a consolidated basis for such period, other than Permitted Bond Debt minus (b) Excess Cash on the date of calculation.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Certificate of Effectiveness, and the Security Instruments.

“Mandatory Redetermination” means any redetermination of the Borrowing Base and Conforming Borrowing Base under Section 2.07(d) or Section 2.10(a).

“Mandatory Redetermination Date” means the date on which a Borrowing Base and, as applicable, Conforming Borrowing Base that has been redetermined pursuant to a Mandatory Redetermination under Section 2.07(d)(iii) or under Section 2.10(a) becomes effective as provided under Section 2.07(e)(iv) or Section 2.10(b) as applicable.

1.2       Additional Definitions. Section 1.02 of the Credit Agreement shall be amended to add the following definitions to such Section:

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet of Parent, the Borrowers or any other Credit Party prepared in accordance with GAAP and any other capital expenditure determined in accordance with GAAP including, without limitation, replacements, capitalized repairs and improvements, capitalized interest and capitalized general and administrative expenses.

“Discretionary Cash Flows” means with respect to Parent and the Consolidated Subsidiaries for any applicable period: (a) Consolidated EBITDAX for such period minus (b) Consolidated Net Interest Expense for such period minus (c) the amount of income and material franchise Taxes paid in cash during such period.

“Excess Available Cash” means Excess Cash plus the amount, if any, by which the total Commitments exceed the total Credit Exposures (but only to the extent that the Borrowers are permitted to borrow such amount under the terms of this Agreement including, without limitation, Section 6.02 hereof).

“Excess Cash” means the amount, if any, that (a) the sum of (i) Parent’s and the Consolidated Subsidiaries’ cash on hand plus (ii) the aggregate amount of Parent’s and the Consolidated Subsidiaries’ Investments of the types described in clauses (c), (d), (e) and (f) of Section 9.05 exceeds (b) the aggregate amount of the Credit Parties’ accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services that are

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greater than ninety (90) days past the date of invoice unless such accounts payable, expenses, liabilities or other obligations are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

“Fifth Amendment” means that certain Fifth Amendment to Seventh Restated Credit Agreement dated effective as May 21, 2009, among Parent, Borrower Representative (on behalf of Borrowers), Administrative Agent and Lenders.

“Fifth Amendment Effective Date” has the meaning ascribed to such term in the Fifth Amendment.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Debt (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Specified Hedge Monetization” means any termination or monetization of any Swap Agreement listed on Schedule 1 to the Fifth Amendment that is so terminated or monetized on or prior to November 1, 2009.

“Specified Hedge Monetization Date” means any date on which a Credit Party receives Net Proceeds from a Specified Hedge Monetization.

1.3       Additional Mandatory Redetermination Provision. A new Section 2.10 shall be added to the Credit Agreement and read as follows:

“Section 2.10	Additional Mandatory Redetermination Provision.

(a)       In addition to other redeterminations of the Borrowing Base and Conforming Borrowing Base provided for herein, and notwithstanding anything to the contrary contained herein, the Borrowing Base and Conforming Borrowing Base shall each automatically reduce promptly, but in no event more than two (2) Business Days, following any Specified Hedge Monetization Date by an amount,

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with respect to each of the Borrowing Base and Conforming Borrowing Base, equal to eighty-five percent (85%) of the aggregate Net Proceeds received by the Credit Parties from Specified Hedge Monetizations on such Specified Hedge Monetization Date.

(b)       After a redetermined Borrowing Base and/or Conforming Borrowing Base is automatically adjusted pursuant to Section 2.10(a), the Administrative Agent shall deliver to the Borrowers (or Borrower Representative) and the Lenders a New Borrowing Base Notice, and such amount as set forth in such New Borrowing Base Notice shall become the new Borrowing Base and/or Conforming Borrowing Base, effective and applicable to the Borrowers, the Agents, each Issuing Bank and the Lenders on the applicable Mandatory Redetermination Date, regardless of the date of delivery of such New Borrowing Base Notice.”

1.4       Amendment to Mandatory Prepayments Provision. Clause (iii) of Section 3.04(c) of the Credit Agreement shall be amended to delete the reference therein to “Section 2.07(d),” and insert in lieu thereof a reference to “Section 2.07(d) or Section 2.10(a),”.

1.5       Amendment to Use of Proceeds Representation. Section 7.21 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Section 7.21  Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to refinance existing indebtedness, to finance the Calumet Acquisition, to provide working capital for exploration and production, and for general corporate purposes of the Borrowers and their Subsidiaries, including the acquisition of exploration and production properties. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board. No part of the proceeds of any Loan or Letter of Credit will be used for the purpose of making payments of the type permitted under clause (d) of Section 9.04.”

1.6       Amendment to Financial Statements; Other Information Provision. A new paragraph (m) shall be added at the end of Section 8.01 of the Credit Agreement and read in full as follows:

“(m)    Statement of Capital Expenditures and Discretionary Cash Flows. For the three month period of Parent ending June 30, 2009, the six month period of Parent ending September 30, 2009 and the nine month period of Parent ending December 31, 2009, concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a statement of the Credit Parties’ Capital Expenditures and Discretionary Cash Flows for such period, which statement

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shall be in form and substance as reasonably acceptable to the Administrative Agent.”

1.7       Amendment to Consolidated Senior Total Debt to Consolidated EBITDAX Covenant. Paragraph (b) of Section 9.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“(b)     Consolidated Senior Total Debt to Consolidated EBITDAX. Commencing with the fiscal quarter ending March 31, 2009, Parent will not permit, as of the last day of any fiscal quarter, the ratio of Consolidated Senior Total Debt (for the fiscal quarter ending on such date) to Consolidated EBITDAX (for each Rolling Period ending on such date) to be greater than (i) 2.50 to 1.0 for the Rolling Period ending on March 31, 2009, (ii) 3.00 to 1.0 for the Rolling Periods ending on June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, (iii) 2.75 to 1.0 for the Rolling Periods ending on June 30, 2010, September 30, 2010 and December 31, 2010 and (iv) 2.50 to 1.0 for the Rolling Period ending on March 31, 2011 and for each Rolling Period thereafter.”

1.8       New Capital Expenditures Covenant. A new paragraph (c) shall be added at the end of Section 9.01 of the Credit Agreement and read in full as follows:

“(c)     Capital Expenditures. Parent and the Borrowers will not, and will not permit any other Credit Party to, allow the aggregate amount of Capital Expenditures made or incurred by the Credit Parties during the period beginning April 1, 2009 and ending December 31, 2009 to exceed the Discretionary Cash Flows for such period.”

1.9       Amendment to Debt Covenant. Paragraph (g) of Section 9.02 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

“(g)     Permitted Bond Debt issued prior to the Fifth Amendment Effective Date and guarantee obligations of any Credit Party in respect thereof; provided, that such guarantee obligations are on terms and conditions satisfactory to the Administrative Agent in its sole discretion.”

1.10     Amendment to Restricted Payments Covenant. Section 9.04 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Section 9.04  Restricted Payments. Parent and the Borrowers will not, and will not permit any other Credit Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders, make any prepayment of Debt described in clause (a) of the definition of “Debt” (other than permitted prepayments of Loans outstanding under this Agreement), or make any distribution of its Property to its Equity Interest holders, except, provided (i) no Default or Event of Default exists and (ii) total Credit Exposures do not exceed the Borrowing Base on the date any such distribution is declared or paid or prepayment or repurchase is made, (a) Subsidiaries may declare and pay dividends ratably with respect to their Equity

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Interests, (b) the Borrowers may make Permitted Tax Distributions, (c) the Borrowers may make prepayments of Debt (other than, for the period from the Fifth Amendment Effective Date until November 1, 2009, Permitted Bond Debt) for borrowed money with a maturity of less than one year or otherwise in an aggregate principal amount not to exceed $5,000,000 during any calendar year, and (d) provided that (A) Excess Available Cash exceeds $75,000,000 after giving effect to such repurchase(s), (B) such repurchase(s) occur prior to November 1, 2009, (C) such repurchase(s) result in the cancellation and forgiveness of the Permitted Bond Debt being repurchased in a manner reasonably satisfactory to Administrative Agent (and provided that the Borrowers promptly deliver to Administrative Agent evidence reasonably satisfactory to the Administrative Agent of the cancellation of such repurchased Permitted Bond Debt), and (D) the average purchase price of all bonds that are repurchased is no more than sixty-five percent (65%) of the par value of such bonds that are repurchased, the Borrowers may repurchase Permitted Bond Debt solely with the Net Proceeds received by any Credit Party from asset dispositions permitted by Section 9.12, the issuance of Equity Interests on or after the Fifth Amendment Effective Date, and/or from any Specified Hedge Monetization to the extent that such proceeds are not required to be used to prepay the Borrowings following a Mandatory Redetermination.”

1.11     Amendment to Swap Agreements Covenant. Section 9.18 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Section 9.18  Swap Agreements. Parent and the Borrowers will not, and will not permit any other Credit Party to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) which shall not, in any case, have a tenor of greater than five and one-half (5.5) years and the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed (1) 85% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the initial three (3) year period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (2) 80% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the remaining period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, the notional amounts of which (when aggregated with all other Swap Agreements of the Credit Parties’ then in effect in respect of interest rates) do not exceed 100% of the then outstanding principal amount of the Credit Parties’ Debt for borrowed money, and which Swap Agreements shall not, in any case, have a tenor of greater than five (5) years. In no event shall any Swap Agreement to which any Credit Party is a party contain any requirement, agreement or covenant for any Credit Party to post cash or other collateral or margin to secure their obligations

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under such Swap Agreement or to cover market exposures. Further, Parent and the Borrowers will not, and will not permit any other Credit Party to, terminate any Swap Agreement, now existing or hereafter arising, which has been or will be incorporated into the determination of the Borrowing Base and, as applicable, the Conforming Borrowing Base, without the prior written consent of the Required Lenders. Notwithstanding the foregoing, (x) Parent and the Borrowers will be permitted to enter into Swap Agreements (on a one-time basis) on terms and conditions acceptable to, and detailed in writing to, the Administrative Agent and the Lenders in order to support the Borrowing Base to become effective as of the Amendment Effective Date (as defined in the Third Amendment) and (y) on or prior to November 1, 2009, Parent and the Borrowers will be permitted to terminate any or all of the Swap Agreements listed on Schedule 1 to the Fifth Amendment, provided that any Net Proceeds received from any such Specified Hedge Monetization shall be applied first to prepay the Borrowings as required by Section 3.04(c)(iii) if the total Credit Exposures exceeds the Borrowing Base after giving effect to the reduction in the Borrowing Base required under Section 2.10(a) (which reduction shall be in an amount equal to 85% of the Net Proceeds from such Specified Hedge Monetization) and second as permitted by the terms of this Agreement.”

SECTION 2.   Borrowing Base Reaffirmation. Pursuant to Section 2.07 of the Credit Agreement, the Borrowing Base shall be reaffirmed at $600,000,000 effective as of the Fifth Amendment Effective Date, and continuing until the next Scheduled Redetermination, Interim Redetermination or other redetermination of the Borrowing Base thereafter. Borrower Representative (on behalf of each Borrower), Parent and Lenders agree that the reaffirmation of the Borrowing Base provided for in this Section 2 shall not be considered or deemed to be an Interim Redetermination.

SECTION 3.   Conditions Precedent. The effectiveness of (a) the amendments to the Credit Agreement contained in Section 1 hereof, and (b) the reaffirmation of the Borrowing Base contained in Section 2 hereof, is subject to the satisfaction of each of the following conditions precedent:

3.1       No Default. No Default or Event of Default shall have occurred which is continuing.

3.2       Fees. In consideration for the agreements set forth herein, the Borrowers shall have paid to Administrative Agent any and all fees payable to Administrative Agent, Arranger or Lenders pursuant to or in connection with the this Fifth Amendment.

3.3       Other Documents. Administrative Agent shall have been provided with such other documents, instruments and agreements, and Parent and Borrowers shall have taken such actions, as Administrative Agent may reasonably require in connection with this Fifth Amendment and the transactions contemplated hereby.

SECTION 4.   Representations and Warranties of Borrowers. To induce the Lenders and Administrative Agent to enter into this Fifth Amendment, Parent and Borrower Representative

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(on behalf of Borrowers) hereby jointly and severally represent and warrant to the Lenders and Administrative Agent as follows:

4.1       Reaffirm Existing Representations and Warranties. Each representation and warranty of each Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.

4.2       Due Authorization; No Conflict. The execution, delivery and performance by Parent and Borrower Representative (on behalf of Borrowers) of this Fifth Amendment are within Parent’s and Borrower Representative’s corporate and limited liability company powers (as applicable), have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Parent, any Borrower or any other Credit Party or result in the creation or imposition of any Lien upon any of the assets of Parent, any Borrower or any other Credit Party except Excepted Liens. Borrower Representative is duly authorized to execute this Fifth Amendment on behalf of Borrowers, and upon such execution and delivery, this Fifth Amendment shall be binding and enforceable against each such Borrower as if this Fifth Amendment had been executed by each such Borrower.

4.3       Validity and Enforceability. This Fifth Amendment constitutes the valid and binding obligation of Parent and Borrowers enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

4.4       No Default or Event of Default. No Default or Event of Default has occurred which is continuing.

Section 5.	Miscellaneous.

5.1       Amendment to Guaranty Agreements. Each Guaranty Agreement that has been executed and delivered to Administrative Agent by a Guarantor as of the Fifth Amendment Effective Date shall be amended to add a paragraph 24 at the end of each such Guaranty Agreement which shall read in full as follows:

“24.     At the request and sole expense of the Borrowers, Guarantor shall be released from its obligations hereunder in the event that all of the Equity Interests of Guarantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by the Credit Agreement or with the consent of each of the Lenders; provided, that, the Borrowers shall have delivered to the Administrative Agent at least three Business Days prior to the date of the proposed release, a written request for release, together with a certification by the Borrower Representative stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents or has been consented to by each of the Lenders.”

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5.2       Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness after giving effect to this Fifth Amendment.

5.3       Parties in Interest. All of the terms and provisions of this Fifth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4       Legal Expenses. Parent and Borrower Representative (on behalf of Borrowers) hereby jointly and severally agree to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Fifth Amendment and all related documents.

5.5       Counterparts. This Fifth Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Fifth Amendment until Parent, Borrower Representative and Required Lenders have executed a counterpart. Facsimiles or other electronic transmission shall be effective as originals.

5.6       Complete Agreement. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.7       Headings. The headings, captions and arrangements used in this Fifth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fifth Amendment, nor affect the meaning thereof.

5.8       Effectiveness. This Fifth Amendment shall be effective automatically and without necessity of any further action by Parent, Borrower Representative, Borrowers, Administrative Agent or Lenders when counterparts hereof have been executed by Parent, Borrower Representative, Administrative Agent and Required Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

5.9       Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their respective Responsible Officers on the date and year first above written.

[Signature pages to follow]

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PARENT:	CHAPARRAL ENERGY, INC.,

a Delaware corporation

By:	/s/ Mark A. Fischer Mark A. Fischer, Chief Executive Officer and President

BORROWERS:	CHAPARRAL ENERGY, L.L.C.,

an Oklahoma limited liability company, as a Borrower and as Borrower Representative (on behalf of Borrowers)

By:	/s/ Mark A. Fischer Mark A. Fischer, Manager

Each of the undersigned (i) consent and agree to this Fifth Amendment and each of the terms and provisions contained herein, and (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

ACKNOWLEDGED AND AGREED TO BY:
GUARANTORS:	GREEN COUNTRY SUPPLY, INC.,

an Oklahoma corporation

By:	/s/ Mark A. Fischer Mark A. Fischer, President

ROADRUNNER DRILLING, L.L.C.,

an Oklahoma limited liability company

By:	/s/ Mark A. Fischer Mark A. Fischer, Manager

[SIGNATURE PAGE 1 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

ADMINISTRATIVE AGENT/LENDER:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Brian Orlando Brian Orlando, Vice President

[SIGNATURE PAGE 2 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	FORTIS CAPITAL CORP., as a Lender

By: Name: Title:	/s/ David Montgomery David Montgomery Director

By: Name: Title:	/s/ Darrell Holley Darrell Holley Managing Director

[SIGNATURE PAGE 3 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	THE ROYAL BANK OF SCOTLAND plc, as a Lender

By: Name: Title:	/s/ Phil Ballard Phil Ballard Managing Director

[SIGNATURE PAGE 4 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	BANK OF AMERICA, N.A., as a Lender

By: Name: Title:	N/A

[SIGNATURE PAGE 5 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	BANK OF SCOTLAND plc, as a Lender

By: Name: Title:	N/A

[SIGNATURE PAGE 6 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	THE BANK OF NOVA SCOTIA, as a Lender

By: Name: Title	/s/ J. Frazell John Frazell Director

[SIGNATURE PAGE 7 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	BMO CAPITAL MARKETS FINANCING, INC., as a Lender
By: Name: Title:	/s/ Gumaro Tijerina Gumaro Tijerina Director

[SIGNATURE PAGE 8 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	CALYON NEW YORK BRANCH, as a Lender

By: Name: Title:	N/A

By: Name: Title:	N/A

[SIGNATURE PAGE 9 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	COMERICA BANK, as a Lender

By: Name: Title:	/s/ Rebecca Wilson Rebecca L. Wilson Assistant Vice President

[SIGNATURE PAGE 10 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	GUARANTY BANK, as a Lender

By: Name: Title:	/s/ W. David McCarver IV W. David McCarver IV Vice President

[SIGNATURE PAGE 11 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	UNION BANK OF CALIFORNIA, N.A., as a Lender

By: Name: Title:	/s/ Timothy Brendel Timothy Brendel Vice President

[SIGNATURE PAGE 12 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	SUNTRUST BANK, as a Lender

By: Name: Title:	N/A

[SIGNATURE PAGE 13 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	STERLING BANK, as a Lender

By: Name: Title:	/s/ David W. Phillips David Phillips Senior Vice President

[SIGNATURE PAGE 14 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: Name: Title:	/s/ Bruce E. Hernandez Bruce E. Hernandez Vice President

[SIGNATURE PAGE 15 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	BANK OF OKLAHOMA, N.A., as a Lender

By: Name: Title:	N/A

[SIGNATURE PAGE 16 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	NATIXIS, as a Lender
By: Name: Title:	/s/ Donovan C. Broussard Donovan C. Broussard Managing Director

By: Name: Title:	/s/ Liana Tchernysheva Liana Tchemysheva Director

[SIGNATURE PAGE 17 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	WELLS FARGO BANK, N.A., as a Lender

By: Name: Title:	/s/ Dustin S. Hansen Dustin S. Hansen Vice President

[SIGNATURE PAGE 18 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

LENDER:	ALLIED IRISH BANKS, p.l.c., as a Lender

By: Name: Title:	/s/ Mark Connelly Mark Connelly Senior Vice President

By: Name: Title:	/s/ David O’Driscoll David O'Driscoll Assistant Vice President

[SIGNATURE PAGE 19 TO FIFTH AMENDMENT TO SEVENTH RESTATED CREDIT AGREEMENT]

Schedule 1

Specified Swap Agreements

Schedule 1-1

Schedule 1-2

Schedule 1-3